UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): May 24, 2012

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078

(Address of principal executive offices)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, David Asplund, the Executive Chairman of Lime Energy Co. (the “Company”), informed the Company’s Board of Directors of his decision to resign his position as the Chairman of the Board as soon as a replacement could be named.  Mr. Asplund also informed the Company that effective June 2, 2012 he would be taking an unpaid indefinite leave of absence from his position as Executive Chairman of the Company due to health reasons.  John O’Rourke, Chief Executive Officer of the Company, will take on Mr. Asplund’s duties as a corporate officer.  In connection with Mr. Asplund’s leave of absence, the Company has notified Mr. Asplund that it will not renew his employment contract upon its expiration at the end of 2012.  Mr. Asplund will continue to serve as one of the Company’s directors.

On May 29, 2012, the Company’s Board of Directors elected Richard Kiphart to fill Mr. Asplund’s position as the Chairman of the Board.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits

99.1        Press release of Lime Energy Co. dated May 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: May 30, 2012	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer